Exhibit 24.2

ASSURANT, INC.

POWER OF ATTORNEY

The undersigned director of Assurant, Inc., a Delaware corporation (the “Company”), hereby appoints Robert B. Pollock, Michael J. Peninger, Bart R. Schwartz and John A. Sondej, and each of them, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-8 or other applicable forms, and all amendments thereto, to be filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the registration under the Securities Act of 1933, as amended, of any securities of the Company, and to file the same, with all exhibits thereto and other supporting documents, with the SEC.

The undersigned hereby grants to said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact as agents or any of them, or the substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ John A.C. Swainson
John A.C. Swainson Director Dated: September 16, 2010